As filed with the Securities and Exchange Commission on December 23, 2010
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. Global Investors, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	74-1598370
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7900 Callaghan Road
San Antonio, Texas 78229
(Address of Principal Executive Offices)(Zip Code)

U.S. Global Investors, Inc. 401(k) Plan
(Full Title of the Plan)

Susan B. McGee
President and General Counsel
U.S. Global Investors, Inc.
7900 Callaghan Road
San Antonio, Texas 78229
(210) 308-1234
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Registration
to be Registered	Registered (1)	Share (2)	Price	Fee(3)
Class A common stock, par value $0.025 per share	500,000 shares	$8.29	$4,145,000	$295.54

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, the number of shares being registered shall include an indeterminate number of additional shares of Class A common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the U.S. Global Investors, Inc. 401(k) Plan. In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests in the U.S. Global Investors, Inc. 401(k) Plan.

(2)	Calculated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, based upon the average of the high and low sale prices reported on the NASDAQ Capital Market on December 16, 2010.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by .00007130.

EXPLANATORY NOTE
     This registration statement on Form S-8 is filed by U.S. Global Investors, Inc. (the “Registrant” or “Company”) for the purpose of registering an additional 500,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 401(k) Plan (the “Plan”).
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The contents of the earlier registration statement on Form S-8, file number 333-152181, previously filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2008, by the Company and relating to the registration of shares of Class A common stock for issuance under the Plan, are hereby incorporated by reference into this registration statement in accordance with General Instruction E to Form S-8.
     The following documents filed by the Registrant with the SEC are incorporated by reference into this registration statement:
(a)	Registrant’s Annual Report on Form 10-K filed with the SEC on September 9, 2010;

(b)	Registrant’s Current Report on Form 8-K filed with the SEC on October 18, 2010;

(c)	Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2010; and

(d)	The description of the Company’s Class A common stock, par value $0.025 per share, contained in the registration statement on Form 8-A (Registration No. 0-13928) filed with the SEC on October 25, 1985, and including any additional amendment or report filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents.
     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
EXHIBITS

Exhibit No.	Description
4.1	Fourth Restated and Amended Articles of Incorporation of Company, incorporated by reference to the Company’s Form 10-Q for the quarterly report ended March 31, 2007 (EDGAR Accession Number 000095134-07-010817)

4.2	Amended and Restated By-Laws of Company, incorporated by reference to Exhibit 3.02 of the Company’s Form 8-K filed on November 8, 2006 (EDGAR Accession Number 000075811-06-000076)

23.1	Consent of BDO USA LLP

24	Power of Attorney (included on the signature page of this Registration Statement)

99.1	U.S. Global Investors, Inc. 401(k) Plan (EDGAR Accession Number 0000950134-08-012468)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on December 23, 2010.

U.S. Global Investors, Inc.
By:	/s/ Susan B. McGee
	Name:	Susan B. McGee
	Title:	President and General Counsel

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Frank E. Holmes, Susan B. McGee, Thomas F. Lydon, Jr., Jerold H. Rubinstein, Roy D. Terracina and Catherine A. Rademacher, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement (including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank E. Holmes Frank E. Holmes	Chief Executive Officer, Chief Investment Officer	December 23, 2010

/s/ Susan B. McGee Susan B. McGee	President and General Counsel	December 23, 2010

/s/ Catherine A. Rademacher Catherine A. Rademacher	Chief Financial Officer	December 23, 2010

/s/ Jerold H. Rubinstein Jerold H. Rubinstein	Chairman of the Board of Directors	December 23, 2010

/s/ Thomas F. Lydon, Jr. Thomas F. Lydon, Jr.	Director	December 23, 2010

/s/ Roy D. Terracina Roy D. Terracina	Director	December 23, 2010

Pursuant to the requirements of the Securities Act of 1933, the administrator of the U.S. Global Investors, Inc. 401(k) Plan has duly caused this registration statement to be signed on behalf of the U.S. Global Investors 401(k) Plan by the undersigned on December 23, 2010.

U.S. Global Investors, Inc. 401(k) Plan
By:	/s/ Frank E. Holmes
	Name:	Frank E. Holmes
	Title:	Chief Executive Officer of U.S. Global Investors, Inc. Plan Administrator

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